Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2007 Equity Incentive Plan and 2007 Employee Stock Purchase Plan of ArcSight, Inc. of our reports dated July 8, 2009, with respect to the consolidated financial statements of ArcSight, Inc. included in its Annual Report (Form 10-K) for the year ended April 30, 2009, and the effectiveness of internal control over financial reporting of ArcSight, Inc. filed with the Securities and Exchange Commission.

/s/ Ernst & Young San Jose, California
February 4, 2010